Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Hycroft Mining Holding Corporation’s Registration Statement on Form S-8 (File No. 333-249620) of our report dated March 24, 2021 (May 14, 2021 as to the effects of the restatement described in Note 25), relating to the consolidated financial statements which appear in this Annual Report on Form 10-K/A.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

May 14, 2021

Denver, Colorado

31819448.1